EXHIBIT 10.5

CANADIAN EMPLOYEE FORM

Terrestrial Energy Inc.
2025 Equity Incentive Plan
Notice of Option Grant

You are hereby provided this Notice of Option Grant (this “Grant Notice”) for the following option grant (the “Option”) to purchase Shares under the Terrestrial Energy Inc. 2025 Equity Incentive Plan (the “Plan”). All capitalized terms in this Grant Notice shall have the meaning assigned to them in this Grant Notice or the attached Option Agreement, or if not defined herein or therein, in the Plan.

Optionholder: _________________

Grant Date: _________________

Vesting Commencement Date:_________________

Option Price: $_________ per Share

Number of Shares: _____ Shares

Expiration Date: Tenth Anniversary of the Grant Date

Vesting Schedule: Optionholder shall acquire a vested interest in the Shares as follows:

[The Option shall become vested as to [  ] of the Shares subject to the Option on the [_________] anniversary of the Vesting Commencement Date, such that the Option is fully vested on the [  ] anniversary of the Vesting Commencement Date, subject to the Optionholder’s being in Active Employment or Active Engagement on each such vesting date. If the Optionholder’s Termination Date occurs prior to any vesting date, any portion of the Option that had not vested prior to the Termination Date shall be automatically forfeited as of the Termination Date and the Optionholder’s right to such portion of the Option shall immediately terminate without any payment or consideration by the Company.]

Optionholder understands and agrees that the Option is granted subject to and in accordance with, and Optionholder agrees to be bound by, the terms of the Plan and the Option Agreement attached hereto. As of the Grant Date, this Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the Option and supersede all prior oral and written agreements with respect to the Option. The Optionholder acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying Shares and that the Optionholder should consult a tax advisor prior to such exercise or disposition. By accepting the Option, Optionholder consents to receive documents governing the Option by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company from time to time. This Grant Notice may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Grant Notice transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Terrestrial Energy Inc.	Optionholder

By:______________________________	By:_______________________________
Name:____________________________	Name:_____________________________
Title:_____________________________	Date:______________________________
Date:_____________________________

Terrestrial Energy Inc.
2025 Equity Incentive Plan
Option Agreement

This OPTION AGREEMENT (this “Agreement”) is made between Terrestrial Energy Inc., a Delaware corporation formerly known as “HCM II Acquisition Corp.” (the “Company”), and the Optionholder indicated in the Grant Notice, under the Company’s 2025 Equity Incentive Plan (the “Plan”), as of the date set forth in the Grant Notice. This Agreement will be deemed to be signed by the Optionholder on the signing by the Optionholder of the Grant Notice to which it is attached.

1.Definitions.

All capitalized terms in this Agreement and the Grant Notice shall have the meaning assigned to them in this Agreement, or if not defined herein, in the Plan.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.  The following definitions shall be in effect under this Agreement:

(a)“Active Employment” means in the case of an employee Optionholder, the period during which the Optionholder actively performs work for the Company; but excluding any period that follows or ought to have followed the later of: (a) if required pursuant to the applicable employment standards legislation as amended (the “ESL”), the end of the minimum notice of termination period that is required to be provided pursuant to the ESL (if any), or (b) the Optionholder’s last day of actively performing work for the Company, whether that period arises from a contractual or common law right. For certainty, "Active Employment" shall be deemed to include any period of vacation or other leave permitted by legislation.
(b)“Active Engagement” means any period in which a non-employee Optionholder actively provides services to the Company. For certainty, “Active Engagement” shall exclude any period that follows, or ought to have followed, the Optionholder’s last day of actively providing services to the Company;
(c)“Exercise Agreement” means the Stock Option Exercise Agreement in the form provided by the Company.
(d)“Expiration Date” means the date on which the Option expires as specified in the Grant Notice.
(e)“Grant Date” means the date of grant of the Option as specified in the Grant Notice.
(f)“Grant Notice” means the Notice of Option Grant accompanying this Agreement pursuant to which Optionholder has been informed of the basic terms of the Option evidenced by this Agreement.
(g)“Option” has the meaning given to that term in Section 2 of this Agreement.
(h)“Option Period” has the meaning given to that term in Section 3 of this Agreement.
(i)“Option Price” means the exercise price payable per Share as specified in the Grant Notice.
(i)“Termination Date” means the Optionholder’s last day of Active Employment or Active Engagement, as applicable.
2.Grant of Option.  The Company hereby grants to Optionholder, as of the Grant Date, an option (this “Option”) to purchase up to the number of Shares specified in the Grant Notice.  The Shares shall be purchasable from time to time during the Option Period at the Option Price.
3.Option Period.  Unless otherwise provided in the Grant Notice, the Option shall have a term (the “Option Period”) that expires on, and the Option shall cease to be outstanding as of, the earliest to occur of:
(a)the Termination Date, in the event of the Optionholder’s termination of employment or engagement for Cause;
(b)the date that is three months immediately following the Termination Date, for any reason other than Cause, Disability or death;
(c)the first anniversary of the Termination Date due to termination of Optionholder’s employment or engagement due to Disability;

(d)the first anniversary of the Optionholder’s death, if the Optionholder dies while in Service or dies during the three- or 12-month periods described in subsections (b) and (c) above; and
(e)the close of business on the Expiration Date.
4.Dates of Exercise.  The Option shall become exercisable for the Shares as they become vested pursuant to the vesting schedule specified in the Grant Notice.  All vested portions of the Option shall accumulate, and the Option shall remain exercisable for the accumulated vested portions until the Option Period expires, as described in Section 3 above.  Unless otherwise provided in the Grant Notice, any unvested portions of the Option shall be forfeited upon the Termination Date.
5.Change in Control.  Upon a Change in Control, the Options shall be subject to the provisions of the Plan, and, if applicable, the Grant Notice, regarding a Change in Control.
6.Shareholder Privileges.  The Optionholder shall not have any rights as a shareholder with respect to the Shares until the Optionholder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Optionholder becomes the holder of record of such Shares.
7.Manner of Exercising Option.  To exercise an Option, the Optionholder shall deliver written notice to the Company specifying the number of Shares for which the Option is exercised. In addition, the Optionholder (or any other person or persons exercising the Option) must:
(a)Execute and deliver to the Company the Exercise Agreement.
(b)Pay the aggregate Option Price for the purchased Shares in one or more of the methods provided for in the Plan.
(c)Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionholder) have the right to exercise the Option.
(d)Execute and deliver to the Company such written representations as may be requested by the Company for it to comply with the requirements of applicable securities laws.
(e)Make appropriate arrangements with the Company for the satisfaction of all applicable income, employment, and other tax withholding requirements applicable to the Option exercise (including any applicable Canadian federal, provincial, territorial withholding requirements on account of taxes or social security contributions).
8.Transfer Restrictions and Repurchase Rights.  Optionholder hereby acknowledges and agrees that the Option is subject to certain limitations on transferability as set forth in the Plan.
9.Compliance with Laws and Regulations.  The issuance, transfer, vesting and ownership of Shares shall be subject to compliance by the Company and Optionholder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Stock may be listed at the time of such issuance or transfer. Optionholder agrees to cooperate with the Company to ensure compliance with such laws and requirements.
10.Common Law Waiver.  The Optionholder agrees that they shall have no entitlement to damages or other compensation arising from or related to not receiving any or all of the awards, payments, vesting or benefits that would have accrued to the Optionholder after the Termination Date. For clarity, except for the minimum period of notice of termination required to be provided pursuant to the ESL (if any and if applicable), no period of notice, if any, or payment instead of notice that is given or that ought to have been given under contract or at common law (whether or not imposed by a court), in respect of such termination of employment that follows or is in respect of a period after the Optionholder’s Termination Date will be considered as extending the Optionholder’s period of employment or engagement or be used for purposes of calculating the Optionholder’s entitlement under the Plan, this Agreement or the Grant Notice. The Optionholder waives the right to receive damages or payment in lieu of any forfeited vesting, remuneration or grant that would have accrued during any contractual or common law reasonable notice period that exceeds the Optionholder’s minimum statutory notice of termination period beyond that required by the ESL (if any and if applicable).
11.Successors and Assigns.  The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionholder and Optionholders’s heirs, executors, administrators, legal representatives, successors and assigns.
12.Notices.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed via certified mail or overnight courier, postage prepaid, to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by Optionholder to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to Optionholder may be given to Optionholder personally or may be mailed to Optionholder at the address as recorded in the records of the Company.
13.Grant Subject to Plan; Exercise Agreement.  This Agreement and the Option are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  Optionholder hereby acknowledges and agrees that (a) the Company has made available to Optionholder copies of the Plan and the form of Exercise Agreement and (b) Optionholder has had the opportunity to review such documents and this Agreement and to consult with the Optionholder’s individual tax advisor and legal counsel with respect to the same.  Optionholder further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in this Agreement. Optionholder understands that any Shares purchased hereunder will be subject to the terms set forth in the Exercise Agreement to be executed by Optionholder and the Company upon any exercise of the Option.  In the event of any conflict between this Agreement and the Plan, the provisions of the Plan will control.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Option.
14.Severability.  The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
15.Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to its conflict of laws principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
16.Shareholder Approval.  If the Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares which may be issued under the Plan as last approved by the Company’s shareholders, then the Option shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.
17.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Options hereunder does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Optionholder’s employment with or engagement by the Company or its Affiliates.
18.Amendment.  The Committee has the right to amend, alter, suspend, discontinue or cancel this Agreement; provided, that, no such amendment shall materially and adversely affect Optionholder’s rights under this Agreement without Optionholder’s consent.
19.Waiver.  Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee, but only to the extent permitted under the Plan.
20.No Guarantee.  Neither the Plan nor this Agreement shall confer upon Optionholder any right to continued employment or engagement or a promise of future employment or engagement with Company or any Affiliate. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate Optionholder’s employment or engagement at any time, with or without Cause.
21.Withholding.
(a)The Company’s obligations to deliver Shares upon the exercise of the Option shall be subject to the Optionholder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements (as well as any applicable Canadian federal, provincial, territorial withholding requirements on account of taxes or social security contributions). Upon exercise of the Option, the Optionholder shall make appropriate arrangements with the Company to provide for the amount of withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws (as well as any applicable Canadian federal, provincial, territorial withholding requirements on account of taxes or social security contributions). The Committee may, in its sole discretion, permit the Optionholder to pay all such amounts of tax withholding, or any part thereof, by electing (i) to tender a cash payment, (ii) to have the Company withhold from Shares otherwise issuable to the Optionholder a number of Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Optionholder; provided however, that the number of Shares so withheld shall not exceed the maximum amount required to be withheld (or such lesser amount as may be necessary to avoid classification as a liability under applicable accounting standards), or (iii) to transfer to the Company a number of Shares that were acquired by the Optionholder more than six months prior to the transfer to the Company and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Optionholder. All elections shall be subject to the approval or disapproval of the Committee. The value of the Shares to be withheld shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such election by the Optionholder to have Shares withheld for this purpose will be subject to the following restrictions: (x) all elections must be made prior to the Tax Date; (y) all elections shall be irrevocable; (z) if the Optionholder is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as it may be amended from time to time, (“Section 16”), the Optionholder must satisfy the requirements of Section 16 and any applicable rules thereunder with respect to the use of Shares to satisfy such tax withholding obligation.
(b)Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (other than the employer portion of any such amounts) (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionholder’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or exercise of the Options or the subsequent sale of any Shares; and (ii) does not commit to structure the Options to reduce or eliminate the Optionholder’s liability for Tax-Related Items.
22.Clawback.  In accordance with Section 13.6 of the Plan, by accepting the Option, Optionholder acknowledges that Optionholder is fully bound by, and subject to all of the terms and conditions of, the Clawback Policy, and Optionholder agrees to abide by the terms of the Clawback Policy. To the extent that the Board determines that all or a portion of the Option or the Shares issued on exercise of the Option must be cancelled, forfeited, repaid, or otherwise recovered by the Company, Optionholder shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery.  In the event of any conflict between the terms of the Clawback Policy and the terms of the Plan or this Agreement, the terms of the Clawback Policy shall govern.
23.No Obligation to Notify.  The Company shall have no duty or obligation to Optionholder to advise as to the time or manner of exercising his or her Option.  Furthermore, the Company shall have no duty or obligation to warn or otherwise advise Optionholder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Option to the Optionholder.
24.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionholder’s participation in the Plan, or Optionholder’s acquisition or sale of the underlying Shares. Optionholder is hereby advised to consult with his or her personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. Optionholder has reviewed with his or her tax advisors the U.S. federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, Optionholder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Optionholder understands that Optionholder (and not the Company) shall be responsible for Optionholder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
25.Section 409A.  This Agreement is intended to comply with, or be exempt from, the provisions of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. The Company reserves the right to amend this Agreement to the extent it reasonably determines is necessary in order to avoid any adverse tax consequences under Section 409A of the Code. Notwithstanding anything to the contrary, none of the Company, its officers, directors, employees, agents or representatives guarantees that this Agreement complies with, or is exempt from, the provisions of Section 409A of the Code and none of the foregoing shall have any liability for the failure of this Agreement to comply with, or be exempt from, the provisions of Section 409A of the Code.
26.Canadian Tax Treatment.  This Agreement is intended to comply with and be subject to the provisions of section 7 of the Income Tax Act (Canada) (“Canadian Tax Act”) and shall be construed and interpreted in accordance with such intent. The Company reserves the right to amend this Agreement to the extent it reasonably determines is necessary in order to avoid any adverse tax consequences under the Canadian Tax Act. Notwithstanding anything to the contrary, none of the Company, its officers, directors, employees, agents or representatives guarantees that this Agreement complies with or is subject to the provisions of section 7 of the Canadian Tax Act and none of the foregoing shall have any liability for the failure of this Agreement to comply with, or be subject to the provisions of section 7 of the Canadian Tax Act.
27.No Impact on Other Benefits. Unless otherwise required by the ESL, the value of the Options shall not be part of the Optionholder’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit unless such benefit explicitly provides for inclusion of the applicable value.

28.Data Privacy.  Optionholder hereby explicitly and unambiguously consents to the collection, use and transfer, whether in electronic or other form, of Optionholder’s Personal Data (as described below) by and among, as applicable, the Company and any Subsidiary or Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering, and managing Optionholder’s participation in the Plan.  Optionholder understands that refusal or withdrawal of consent will affect Optionholder’s ability to participate in the Plan; without providing consent, Optionholder will not be able to participate in the Plan or realize benefits (if any) from the Option.  Optionholder understands that the Company and any Subsidiary or Affiliate or designated third parties may hold personal information about Optionholder, including, but not limited to, Optionholder’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or Affiliate, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionholder’s favor (“Personal Data”).  Optionholder understands that Personal Data may be transferred to any Subsidiary or Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Optionholder’s country of residence, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionholder’s country of residence.  In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Subsidiary or Affiliate that is Optionholder’s employer and its payroll provider.